UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014 (February 11, 2014)

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On February 12, 2014, ModusLink Global Solutions, Inc. (the “Company”) reconvened and then further adjourned its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). As previously reported, the Annual Meeting commenced on December 18, 2013, the Company’s stockholders voted on Proposal 1 and Proposal 3, and the Company adjourned the Annual Meeting with respect to Proposal 2 until January 15, 2014, and then readjourned until February 12, 2014.

The Company temporarily adjourned the Annual Meeting on February 12, 2014 in order to allow for additional time for stockholders to vote on Proposal 2 to amend the Company’s Restated Certificate of Incorporation to declassify the Board of Directors. The Annual Meeting will reconvene on March 11, 2014 at 9:00 a.m. Eastern time at the offices of Olshan Frome Wolosky LLP, located at 65 East 55th Street, New York, NY 10022, for the purpose of holding a stockholder vote on Proposal 2. Approval of Proposal 2 requires the affirmative vote of seventy-five percent (75%) of the outstanding shares of Common Stock entitled to vote.

Item 8.01. Other Events.

On February 11, 2014, the Company issued a news release announcing the adjournment regarding Proposal 2. The press release, a copy of which is filed as Exhibit 99.1 to this report, is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 11, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: February 13, 2014	By:	/s/ Steven G. Crane
	Name:	Steven G. Crane
	Title:	Chief Financial Officer